Exhibit 23.2





INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of Harveys Casino Resorts on Form S-8 of our report dated January 5, 1999, appearing in the Annual Report on Form 10-K of Harveys Casino Resorts for the year ended November 30, 1999.



DELOITTE & TOUCHE LLP

Reno, Nevada
January 22, 2001